Exhibit 23.2
[Letterhead of UHY Mann Frankfort Stein & Lipp CPAs, LLP]
CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in the Form 8-K/A of Allis-Chalmers Energy Inc. dated April 3, 2006 of our report dated March 10, 2006, with respect to the financial statements of Specialty Rental Tools, Inc. as of and for the years ended December 31, 2005 and December 31, 2004.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
April 3, 2006